United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       August 13, 2007

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15169	74-2853258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of its consolidated financial statements for the quarter ended June 30, 2007, Perficient, Inc. (the “Company”) determined that certain previously reported payments associated with our business acquisitions were incorrectly included as a component of cash flows provided by operating activities in certain of the Company’s Consolidated Statements of Cash Flows and should have been classified as a component of cash flows used in investing activities.  As a result of these errors, on August 13, 2007, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the Company’s cash flow statements for the years ended December 31, 2006 and 2005, for the quarter ended March 31, 2007 and for the six months ended June 30, 2006, should no longer be relied upon because of the aforementioned errors in those statements.  The Audit Committee also concluded that these consolidated statements of cash flows should be restated to reflect the correction of these errors.

There is no change to the total change in cash and cash equivalents in the affected periods.  Additionally, the adjustments necessary to correct the incorrect classifications will not affect the previously reported consolidated income statement (including earnings per share), consolidated balance sheet or consolidated statement of stockholders’ equity amounts.

The restated consolidated statements of cash flows for the years ended December 31, 2006 and 2005 and the revised notes to consolidated financial statements have been included in an amendment to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, which was filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2007.  The restated condensed consolidated statement of cash flows for the three months ended March 31, 2007 and the revised notes to unaudited condensed consolidated financial statements have been included in an amendment to the Company’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007, which will be filed with the SEC on August 14, 2007.  The restated condensed consolidated statement of cash flows for the six months ended June 30, 2006 has been included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which will be filed with the SEC on August 14, 2007.  In each such filing, a description of the restatements included therein and a summary presentation of their financial effect is presented in Note 2, Restatements of Financial Information, included in the notes to consolidated financial statements or notes to unaudited condensed consolidated financial statements, as applicable.

As a result of these matters, management has re-evaluated the impact of this restatement on the Company’s internal control over financial reporting and has disclosed its conclusion in Item 9A of the amendment to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, Item 4 of the amendment to the Company’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007, and Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

The Audit Committee and management have discussed with KPMG LLP, the Company’s independent registered public accountants for 2007, and BDO Seidman, LLP, the Company’s independent registered public accountants for 2005 and 2006, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: August 14, 2007	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer